UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2015

AMERIANA BANCORP

(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana 47263-1048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (765) 529-2230

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) A special meeting of the shareholders of Ameriana Bancorp (the “Company”) was held on December 7, 2015.

(b) The matters considered and voted on by the shareholders at the special meeting and the vote of the shareholders were as follows:

1. Approval of the Agreement and Plan of Reorganization and Merger, dated June 26, 2015, between First Merchants Corporation and Ameriana Bancorp, and the transactions contemplated thereby:

For	Against	Abstentions	Broker Non-Votes
2,372,389	24,213	8,402	0

2. Approval of a proposal on an advisory (non-binding) basis of compensation that may become payable to certain executive officers of Ameriana Bancorp in connection with the merger of Ameriana Bancorp with and into First Merchants Corporation:

For	Against	Abstentions	Broker Non-Votes
2,074,536	293,125	37,343	0

Item 7.01	Regulation FD Disclosure

The Company announced today that the class action complaint captioned Shiva Stein v. Ameriana Bancorp, et al., filed under Case No. 49D01-1507-PL-022566 in the Marion Circuit Court, Indiana and the complaint captioned Darrell F. Ewing v. Ameriana Bancorp, et al., filed under Civil Action No. 1:15-cv-01491 in the United States District Court for the Southern District of Indiana against the Company, its board of directors and First Merchants Corporation, related to the merger of the Company and First Merchants Corporation have been dismissed with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Dated: December 7, 2015	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer